UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Dell Inc.

(Name of Registrant as Specified In Its Charter)

O. Mason Hawkins
Chairman of the Board and C.E.O.
Southeastern Asset Management, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 24, 2013, Southeastern Asset Management, Inc. and Carl C. Icahn and his affiliates issued the following press release:

FOR IMMEDIATE RELEASE

CARL C. ICAHN AND SOUTHEASTERN ASSET MANAGEMENT
ISSUE OPEN LETTER TO STOCKHOLDERS OF DELL AND THE SPECIAL COMMITTEE

New York, New York, July 24, 2013 – Carl C. Icahn and his affiliates and Southeastern Asset Management today issued the following open letter to stockholders of Dell Inc. and its Special Committee.

Dear Fellow Dell Stockholders and Special Committee:

In today’s latest installment of the “Desperate Dell Debacle,” Michael Dell/Silver Lake have asked the Company to change the rules of the game in a transparent attempt to force their freeze out transaction across the finish line despite the vote of its stockholders.  In a Merger Agreement with widely-criticized protective devices in favor of Michael Dell/Silver Lake and a sales process that included a number of advantages for Michael Dell/Silver Lake, the one stockholder protection was the requirement that a majority of the non-Michael Dell shares approve the deal.  The Special Committee has now been asked to GUT this provision to effectively render it meaningless.  And, in return, Michael Dell/Silver Lake have offered to increase the deal price by $0.10, or 0.73%!

The Merger Agreement and the Proxy Statement established the rules.  We and other stockholders have spent time and money understanding the rules created by Michael Dell, Silver Lake and Dell, and we have played by them.  To change the rules at the last minute is outrageous. And, in this case, it appears the Special Committee may even agree with us, or at least they did back in February, when Dell, Michael Dell and Silver Lake ALL AGREED IN WRITING in the Merger Agreement that the required stockholder approvals “shall not be waivable.”  SHALL NOT BE WAIVABLE.  Perhaps that means something else to Michael Dell/Silver Lake and the Special Committee, but to us, it means what it says – You can’t get rid of this one provision that is designed to protect the interests of non-Michael Dell stockholders.  Of course, this is precisely what Michael Dell and Silver Lake are today trying to do.

Michael Dell/Silver Lake this morning commented that the stockholder approval requirement is “unfair”.  Are they serious? They’re complaining about the fairness of the Merger Agreement that they and their lawyers negotiated and agreed to!  How is it fair to change the rules at the end of the game, particularly when they and their teams of lawyers established the rules?  If they are so concerned about fairness, then let’s discuss and actually make the Merger Agreement fair – let’s get rid of the outrageous $450 million break up fee and change the definition of a Superior Proposal so it actually encourages competing bids.  It’s outrageous to construct a merger agreement where a competing bidder does not get compensated with a break up fee if they are matched or topped.  By not allowing this, it is virtually insurmountable to incentivize banks to finance a higher bidder.

We have spent the past 6 months explaining why we believe that not only does the Michael Dell/Silver Lake transaction undervalue the company, but it also freezes out loyal stockholders who deserve the opportunity to stay with Dell.  How is that fair?  In short, we have explained why we believe Michael Dell is doing a great disservice to his stockholders and has structured a deal that we believe is unfair.  Today, Michael Dell and Silver Lake crossed the Rubicon by trying to take away the one provision in the Merger Agreement that actually provided stockholders with a voice in their company.  It is time for Michael Dell and this Board to go.  After more than a year since the last annual election, it is time to schedule the 2013 Annual Meeting and move forward.

A few days ago we warned this Board not to run the Company like a banana republic.  Some commentators have even compared this “Desperate Dell Debacle” to Vladimir Putin and North Korea!  After this latest action by Michael Dell/Silver Lake, we are clearer than ever – it is time for Michael Dell and this Board to go.

WE URGE STOCKHOLDERS TO VOTE NO ON THE MICHAEL DELL/SILVER LAKE PROPOSAL.

Sincerely,

Carl C. Icahn	O. Mason Hawkins, CFA	G. Staley Cates, CFA
Icahn Enterprises LP	Southeastern Asset Management, Inc.	Southeastern Asset Management, Inc.

For assistance in voting your shares, please contact D.F. King & Co., Inc., which is assisting Icahn and Southeastern Asset Management, at 1-800-347-4750 (banks and brokers call 1-212-269-5550) or by e-mail at dell@dfking.com.

NOTICE TO INVESTORS

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT, DATED JUNE 26, 2013, AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY ICAHN ENTERPRISES, LP, SOUTHEASTERN ASSET MANAGEMENT, INC. AND THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF DELL INC. FOR USE AT DELL INC.’S SPECIAL MEETING OF STOCKHOLDERS NOW SCHEDULED TO BE HELD ON AUGUST 2, 2013 BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION.  A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY HAVE BEEN MAILED TO STOCKHOLDERS OF DELL INC. AND ARE ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT, DATED JUNE 26, 2013. EXCEPT AS OTHERWISE DISCLOSED IN THE DEFINITIVE PROXY STATEMENT, THE PARTICIPANTS HAVE NO INTEREST IN DELL INC. OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK OF DELL INC. AS DISCLOSED IN THE DEFINITIVE PROXY STATEMENT.  WE HAVE NOT SOUGHT, NOR HAVE WE RECEIVED, PERMISSION FROM ANY THIRD PARTY TO INCLUDE THEIR INFORMATION IN THIS LETTER.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this letter, and the documents referred to in this letter, are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives.  Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties.  Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties.  Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements.  Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,”  ”expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “will,” “objective,” “projection,” “forecast,” “management believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.

Important factors that could cause actual results to differ materially from the expectations set forth in this letter include, among other things, the factors identified under the section entitled “Risk Factors” in Dell’s Annual Report on Form 10-K for the year ended February 1, 2013 and under the section entitled “Cautionary Statement Concerning Forward-Looking Information” in Dell’s Definitive Proxy Statement filed with the SEC on May 31, 2013.  Such forward-looking statements should therefore be construed in light of such factors, and Icahn and Southeastern are under no obligation, and expressly disclaim any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Susan Gordon
(212) 702-4309

Southeastern Asset Management
Lee Harper
(901) 818-5240

About Southeastern Asset Management, Inc.

Southeastern Asset Management, Inc. (“SEA”), headquartered in Memphis, Tenn., is an investment management firm with $34 billion in assets under management acting as investment advisor to institutional investors and the four Longleaf Partners Funds: Longleaf Partners Fund, Longleaf Partners Small-Cap Fund, Longleaf Partners Global Fund and Longleaf Partners International Fund, as well as two Irish domiciled UCITS Funds: Longleaf Partners Global UCITS Fund and Longleaf Partners US UCITS Fund. SEA was established in 1975, and the first of the Longleaf Partners Funds was launched in 1987.